Exhibit 99.1

PDL Community Bancorp Announces 2020 First Quarter Results

New York (May 1, 2020): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of ($1.2 million), or ($0.07) per basic and diluted share, for the first quarter of 2020, compared to a net loss of ($7.5 million), or ($0.43) per basic and diluted share, for the prior quarter and net income of $668,000, or $0.04 per basic and diluted share, for the first quarter of 2019.

Based on our current assessment of the economic impact of the Coronavirus pandemic (“COVID-19”) on our borrowers, we have determined that it will likely be a detriment to borrowers’ ability to repay in the short-term and that the likelihood of long-term detrimental effects will depend significantly on the resumption of normalized economic activities, a factor not yet determinable. Accordingly, and in consideration of its loan payment forbearance programs initiated in March 2020, the Company increased its allowance for loan losses by $1.2 million for the quarter ended March 31, 2020 when compared to December 31, 2019. As a result, the Company’s allowance for loan losses to total loans increased to 1.37% at March 31, 2020 compared to 1.28% at December 31, 2019. Given that total non-accrual loans decreased to $9.7 million at March 31, 2020 from $11.6 million at December 31, 2019, the allowance for loan losses of $13.5 million at March 31, 2020 provides a coverage ratio to non-accrual loans of 138.5% compared to 106.3% at December 31, 2019.

Bank Operations and Customer Service

As New York became the hotbed of the COVID-19 pandemic in the United States, the Bank altered the way it has historically provided services to its deposit customers while seeking to maintain normal day-to-day back-office operations and lending functions. To that end, all back-office and lending personnel transitioned to a remote work environment while the branch network provided traditional banking services to its communities using varying hours of operations and shifting service delivery to electronic and web-based products. The Bank embarked on an extensive and intensive communications program geared to informing customers of the alternative resources provided by the Bank for retaining access to financial services, closing loans and conducting banking transactions, such as ATM networks, online banking, mobile applications, remote deposits and the Bank’s Contact Center. The Bank proactively manages its day-to-day operations by using video and telephonic conferences.

“Although 2020 started off in much the same way as any year, as the rapidly progressing COVID-19 pandemic hit, our primary focus shifted to protecting our employees, customers and the communities we serve,” said Carlos P. Naudon, the Company’s President and Chief Executive Officer. “We also shifted to ensuring the viability of our institution. Our loan portfolio has significant concentrations in a few types of real estate. Accordingly, we reallocated resources to reviewing salient segments and assessing whether they might be disproportionately impacted by COVID-19 consequences. We were, and continue to be, in contact with borrowers that have requested payment deferrals and those that have applied for loans under the Small Business Administration’s Paycheck Protection Program. We will continue to work with our borrowers as we navigate through the probable effects of this pandemic and we will continuously evaluate the potential of loan losses, given the shifting economic environment. However, based on our current reviews, we remain confident that the quality of our underwriting, our weighted average loan-to-value ratio of 55.8% and our customer selection processes have served us well and provided us with a reliable base with which to maintain a well-protected loan portfolio.”

Capital and Liquidity Planning

Bank management regularly updates its capital and liquidity models and has recently updated these models to address COVID-19 developments by revising capital buffers, adopting temporary regulatory modifications, and making changes to our outlook regarding certain risks as developments evolved. The Bank remains well-above the required capital ratios to be considered a well-capitalized bank. Total Capital to Risk-weighted Assets was 17.84%, Tier 1 Capital to Risk-weighted Assets was 16.59%, Common Equity Tier 1 Capital Ratio was 16.59%, and Tier 1 Capital to Total Assets was 12.76% at March 31, 2020. The regulatory capital ratios to be considered well-capitalized under prompt corrective action provisions are 10.00%, 8.00%, 6.50%, and 5.00%, respectively.

Bank management also took steps to enhance its liquidity position by increasing its on balance sheet cash and cash equivalents position in order to meet unforeseen liquidity events and to fund upcoming funding needs. Total cash and cash equivalents was $104.0 million at March 31, 2020 compared to $27.7 million at December 31, 2019. The increase is partially a result of a net increase of $47.9 million in Federal Home Loan Bank of New York (“FHLBNY”) advances at March 31, 2020 when compared to December 31, 2019. The net change in FHLBNY advances has resulted in a decrease to the weighted average cost of funds of 1.69% at March 31, 2020, compared to 2.21% at December 31, 2019.

Net Income (Loss)

The $6.2 million decrease in net loss compared to the prior quarter reflects a decrease in noninterest expense of $8.7 million, or 44.4%, primarily related to the prior quarter’s one-time charge of $9.9 million in connection with the termination of the Company’s Defined Benefit Plan, of which $7.8 million was previously recognized in accumulated other comprehensive income (loss) and a $2.1 million write-off related to the deferred tax asset associated with the Defined Benefit Plan. The decrease was also attributable to a $288,000, or 2.3%, increase in interest and dividend income, and a $74,000, or 2.3%, decrease in interest expense, offset by a $1.7 million decrease in income taxes benefit, a $1.1 million increase in provision for loan losses, and a $43,000, or 6.5%, decrease in noninterest income.

The $1.2 million net loss for the quarter ended March 31, 2020 compared to $668,000 in net income for the first quarter of 2019 reflects a $1.7 million, or 19.0%, increase in noninterest expense, a $997,000, or 669.1%, increase in provision for loan losses, a $186,000, or 6.4%, increase in interest expense and a $131,000, or 17.4%, decrease in noninterest income, offset by a $648,000, or 5.2%, increase in interest and dividend income and a $516,000 decrease in provision for income taxes.

Net Interest Margin

Net interest margin continued to improve as new loans continued to be booked and deposits transitioned to lower market rates. The net interest margin increased by 16 basis points to 3.87% for the three months ended March 31, 2020 from 3.71% for the three months ended December 31, 2019, while the net interest rate spread increased by 17 basis points to 3.51% from 3.34% for the same periods. Average interest-earning assets increased by $10.2 million, or 1.0%, to $1,031.9 million for the three months ended March 31, 2020 from $1,021.8 million for the three months ended December 31, 2019. The average yield on interest-earning assets increased by 12 basis points to 5.07% from 4.95%, for the same periods. Average interest-bearing liabilities increased by $16.9 million, or 2.2%, to $799.0 million for the three months ended March 31, 2020 from $782.1 million for the three months ended December 31, 2019. The weighted average rate on interest-bearing liabilities decreased by 5 basis points to 1.56% from 1.61% for the same periods.

Net interest margin increased by 1 basis point to 3.87% for the three months ended March 31, 2020 from 3.86% for the three months ended March 31, 2019, while the net interest rate spread increased by 5 basis points to 3.51% from 3.46% for the same periods. Average interest-earning assets increased by $38.6 million, or 3.9%, to $1,031.9 million for the three months ended March 31, 2020 from $993.4 million for the three months ended March 31, 2019. The average yield on interest-earning assets increased by 1 basis point to 5.07% from 5.06%, for the same periods. Average interest-bearing liabilities increased by $57.3 million, or 7.7%, to $799.0 million for the three months ended March 31, 2020 from $741.7 million for the three months ended March 31, 2019. The average rate on interest-bearing liabilities decreased by 4 basis points to 1.56% from 1.60% for the same periods.

Noninterest Income

Noninterest income was $622,000 for the three months ended March 31, 2020, down $43,000, or 6.5%, from $665,000 for the three months ended December 31, 2019. The decrease was attributable to decreases of $85,000, or 41.7%, in late and prepayment charges related to mortgage loans and $18,000, or 6.8%, in service charges and fees, offset by increases of $53,000, or 34.9%, in other noninterest income and $7,000, or 16.3%, in brokerage commissions.

Noninterest income was $622,000 for the three months ended March 31, 2020, down $131,000, or 17.4%, from $753,000 for the three months ended March 31, 2019. The decrease was mainly attributable to decreases of $70,000, or 25.5%, in other noninterest income, $59,000, or 54.1%, in brokerage commissions and $20,000, or 14.4%, in late and prepayment charges related to mortgage loans, offset by an increase of $18,000, or 7.8%, in service charges and fees.

Noninterest Expense

Noninterest expense increased $1.3 million, or 13.4%, to $10.8 million for the three months ended March 31, 2020, from $9.5 million, excluding the one-time charge of $9.9 million related to the prior quarter’s termination of the Defined Benefit Plan, for the three months ended December 31, 2019. The increase in noninterest expense was the result of increases in consulting fees of $626,000, professional services of $274,000 related to the document imaging project adopted in late 2019, licensed software of $228,000 associated with the Salesforce partnership, marketing and advertising related to the deposit acquisition strategy adopted in 2019 of $164,000, a 401(k) safe harbor contribution of $161,000, an additional expense of $120,000 related to the termination of the Defined Benefit Plan during the fourth quarter of 2019 and data processing fees of $73,000, offset by decreases in rent expense of $248,000 related to deferred rent and other noninterest expenses of $122,000. The increases in consulting fees of $626,000 were mainly due to increases of $549,000 related to a consulting agreement designed to optimize the Bank’s deposit products lineup and aligning it with its long-term retail relationship strategy, which has resulted in 4,264 new and/or converted deposit accounts totaling $56.2 million and $185,000 as a result of the newly formed partnership with Salesforce that began in January, offset by a decrease of $108,000 in all other consulting expenses.

Noninterest expense increased $1.7 million, or 19.0%, to $10.8 million for the three months ended March 31, 2020 from $9.1 million for the three months ended March 31, 2019. The increase in noninterest expense was the result of increases in consulting fees of $639,000, professional services of $274,000 related to the document imaging project adopted in late 2019, licensed software of $228,000 associated with the Salesforce partnership, marketing and advertising related to the deposit acquisition strategy adopted in 2019 of $164,000, a 401(k) safe harbor contribution of $161,000, professional services of $146,000 related to internal audit, other noninterest expenses of $132,000, an additional expense of $120,000 related to the termination of the Defined Benefit Plan during the fourth quarter of 2019 and data processing fees of $115,000, offset by decreases in rent expense of $248,000 related to deferred rent. The increases in consulting fees of $639,000 were mainly due to increases of $549,000 related to a consulting agreement designed to optimize the Bank’s deposit products lineup and aligning it with its long-term retail relationship strategy, which has resulted in 4,264 new and/or converted deposit accounts totaling $56.2 million and $185,000 as a result of the newly formed partnership with Salesforce that began in January, offset by a decrease of $95,000 in all other consulting expenses.

Asset Quality

Nonperforming assets decreased to $9.7 million, or 0.85% of total assets, at March 31, 2020, from $11.6 million, or 1.10% of total assets, at December 31, 2019 and increased from $8.0 million, or 0.77% of total assets, at March 31, 2019. The increase from March 31, 2019 is mainly attributable to an increase of nonaccruals in nonresidential loans of $2.7 million and 1-4 family residential loans of $645,000, offset by decreases in construction and land loans of $1.3 million, business loans of $275,000, multifamily residential loans of $13,000 and consumer loans of $4,000.

The $1.2 million in provision for loan losses for the quarter ended March 31, 2020, is a direct result of the impact of the COVID-19 pandemic on our borrowers, compared to $95,000 for the quarter ended December 31, 2019 and $149,000 for the quarter ended March 31, 2019. As noted, the Company’s assessment of the economic impact of the COVID-19 pandemic on borrowers indicates that it is likely that it will be a detriment to their ability to repay in the short term and that the likelihood of long-term detrimental effects depends significantly on the resumption of normalized economic activities, a factor not yet determinable. The allowance for loan losses was $13.5 million, or 1.37% of total loans, at March 31, 2020, compared to $12.3 million, or 1.28% of total loans, at December 31, 2019 and $12.4 million, or 1.33% of total loans, at March 31, 2019. Net recoveries totaled $9,000 for the quarter ended March 31, 2020 and $74,000 for the quarter ended December 31, 2019. Net charge-offs totaled $360,000 for the quarter ended March 31, 2019.

As of April 30, 2020, we had modified 296 loans aggregating $291.3 million, primarily consisting of the deferral of principal, interest, and escrow payments for a period of three months. These short-term modifications have been made on a good faith basis in response to the COVID-19 pandemic and had been performing in accordance with their contractual obligations.

Balance Sheet

Total assets increased $97.2 million, or 9.2%, to $1,150.9 million at March 31, 2020 from $1,053.8 million at December 31, 2019. The increase in total assets is mainly attributable to increases in cash and cash equivalents of $76.3 million, net loans receivable of $17.2 million, other assets of $3.5 million and FHLBNY stock of $2.2 million, offset by a decrease in available-for-sale securities of $2.4 million. The increase in cash and cash equivalents of $76.3 million was partially due to an increase of $47.9 million in advances from FHLBNY. The increase in net loans receivable of $17.2 million was primarily due to increases of $9.1 million, or 3.6%, in multifamily residential loans, $4.9 million, or 1.2%, in 1-4 family residential loans, $3.0 million, or 1.5%, in nonresidential properties loans, $893,000, or 0.9%, in construction and land loans, $306,000, or 2.8%, in business loans and $57,000, or 4.6%, in consumer loans, offset by an increase in the allowance for losses on loans of $1.2 million due to the COVID-19 pandemic.

Total deposits increased $47.7 million, or 6.1%, to $829.7 million at March 31, 2020 from $782.0 million at December 31, 2019. The increase in deposits was mainly attributable to increases of $44.9 million, or 15.9%, in total savings, NOW, reciprocal deposits (certificates of deposits and money market) and money market accounts, $1.5 million, or 0.4%, in total certificates of deposit, which includes brokered certificates of deposit and listing service deposits, and $1.3 million, or 1.1% in demand deposits. The $44.9 million increase in savings, NOW, reciprocal deposits and money market accounts was mainly attributable to increases of $34.9 million, or 40.3%, in money market accounts, $14.7 million, or 30.9%, in reciprocal deposits, offset by decreases of $3.4 million, or 3.0%, in savings accounts and $1.3 million, or 3.9%, in NOW/IOLA accounts. Advances from the FHLBNY increased $47.9 million at March 31, 2020 compared to December 31, 2019.

Total stockholders’ equity was $155.7 million at March 31, 2020, compared to $158.4 million at December 31, 2019. The decrease in stockholders’ equity was mainly attributable to $2.0 million of stock repurchases and a net loss of $1.2 million, offset by increases in additional paid-in capital of $352,000 related to restricted stock units and stock options, $124,000 related to the Company’s Employee Stock Ownership Plan and $91,000 related to unrealized gains on available-for-sale securities.

Steven A. Tsavaris, Executive Chairman, remarked that, “we are extremely proud of the way the Ponce Bank team has responded and come together during these unprecedented times and how supportive and understanding they have been in their commitment to continue to provide the exceptional personal customer service that our customers have been accustomed to. A great part of this success is attributed to the investments that we have made over the last several quarters to enhance all of our delivery channels and our technology platforms across the board."

The Company’s share repurchase program was terminated on March 27, 2020. As of March 27, 2020, the Company had repurchased an aggregate of 1,253,423 shares under its repurchase programs, at a weighted average price per share of $14.18, which were reported as treasury stock. Of the 1,253,423 shares classified as treasury stock, 90,135 shares were reissued to directors and executive officers under the Company’s 2018 Long-Term Incentive Plan pursuant to restricted stock units which vested on December 4, 2019. As of March 31, 2020, 1,163,288 shares are reported as treasury stock in the Company’s consolidated statement of financial condition.

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,
	2020	2019
ASSETS
Cash and due from banks:
Cash	$13,165	$6,762
Interest-bearing deposits in banks	90,795	20,915
Total cash and cash equivalents	103,960	27,677
Available-for-sale securities, at fair value	19,140	21,504
Loans held for sale	1,030	1,030
Loans receivable, net of allowance for losses	972,979	955,737
Accrued interest receivable	4,198	3,982
Premises and equipment, net	32,480	32,746
Federal Home Loan Bank of New York stock (FHLBNY), at cost	7,889	5,735
Deferred tax assets	4,140	3,724
Other assets	5,127	1,621
Total assets	$1,150,943	$1,053,756
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$829,741	$782,043
Accrued interest payable	86	97
Advance payments by borrowers for taxes and insurance	8,295	6,348
Advances from the Federal Home Loan Bank of New York and others	152,284	104,404
Other liabilities	4,794	2,462
Total liabilities	995,200	895,354
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and 17,299,740 shares outstanding as of March 31, 2020 and 18,463,028 shares issued and 17,451,134 shares outstanding as of December 31, 2019	185	185
Treasury stock, at cost; 1,163,288 shares as of March 31, 2020 and 1,011,894 shares as of December 31, 2019	(16,490)	(14,478)
Additional paid-in-capital	85,132	84,777
Retained earnings	92,475	93,688
Accumulated other comprehensive income (loss)	110	20
Unearned compensation - ESOP; 566,938 shares as of March 31, 2020 and 579,001 shares as of December 31, 2019	(5,669)	(5,790)
Total stockholders' equity	155,743	158,402
Total liabilities and stockholders' equity	$1,150,943	$1,053,756

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Quarters Ended
	March 31,
	2020	2019
Interest and dividend income:
Interest on loans receivable	$12,782	$12,095
Interest on deposits due from banks	66	149
Interest and dividend on available-for-sale securities and FHLBNY stock	182	138
Total interest and dividend income	13,030	12,382
Interest expense:
Interest on certificates of deposit	1,827	1,956
Interest on other deposits	692	631
Interest on borrowings	587	333
Total interest expense	3,106	2,920
Net interest income	9,924	9,462
Provision for loan losses	1,146	149
Net interest income after provision for loan losses	8,778	9,313
Noninterest income:
Service charges and fees	248	230
Brokerage commissions	50	109
Late and prepayment charges	119	139
Other	205	275
Total noninterest income	622	753
Noninterest expense:
Compensation and benefits	5,008	5,014
Occupancy and equipment	2,017	1,911
Data processing expenses	467	353
Direct loan expenses	212	156
Insurance and surety bond premiums	121	83
Office supplies, telephone and postage	316	317
Professional fees	1,627	510
Marketing and promotional expenses	234	26
Directors fees	69	83
Regulatory dues	46	56
Other operating expenses	705	582
Total noninterest expense	10,822	9,091
Income (loss) before income taxes	(1,422)	975
Provision (benefit) for income taxes	(209)	307
Net income (loss)	$(1,213)	$668
Earnings (loss) per share:
Basic	$(0.07)	$0.04
Diluted	$(0.07)	$0.04

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	March 31,
	2020	2019
Performance Ratios:
Return on average assets	(0.46%)	0.26%
Return on average equity	(3.07%)	1.59%
Net interest rate spread (1)	3.51%	3.46%
Net interest margin (2)	3.87%	3.86%
Noninterest expense to average assets	4.07%	3.59%
Efficiency ratio (3)	102.62%	89.00%
Average interest-earning assets to average interest- bearing liabilities	129.16%	133.93%
Average equity to average assets	14.85%	16.58%
Capital Ratios:
Total capital to risk weighted assets (bank only)	17.84%	19.32%
Tier 1 capital to risk weighted assets (bank only)	16.59%	18.06%
Common equity Tier 1 capital to risk-weighted assets (bank only)	16.59%	18.06%
Tier 1 capital to average assets (bank only)	12.76%	13.56%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.37%	1.33%
Allowance for loan losses as a percentage of nonperforming loans	138.47%	155.87%
Net (charge-offs) recoveries to average outstanding loans	0.00%	(0.16%)
Non-performing loans as a percentage of total loans	1.00%	0.86%
Non-performing loans as a percentage of total assets	0.85%	0.77%
Total non-performing assets as a percentage of total assets	0.85%	0.77%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.49%	1.74%
Other:
Number of offices	14	14
Number of full-time equivalent employees	184	185

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	As of
	March 31,		December 31,
	2020		2019
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$308,206	31.31%	$305,272	31.60%
Owner-Occupied	93,887	9.54%	91,943	9.52%
Multifamily residential	259,326	26.35%	250,239	25.90%
Nonresidential properties	210,225	21.36%	207,225	21.45%
Construction and land	100,202	10.18%	99,309	10.28%
Total mortgage loans	971,846	98.74%	953,988	98.75%
Nonmortgage loans:
Business loans	11,183	1.13%	10,877	1.12%
Consumer loans	1,288	0.13%	1,231	0.13%
Total nonmortgage loans	12,471	1.26%	12,108	1.25%
Total loans, gross	984,317	100.00%	966,096	100.00%

Net deferred loan origination costs	2,146		1,970
Allowance for losses on loans	(13,484)		(12,329)

Loans, net	$972,979		$955,737

PDL Community Bancorp and Subsidiaries

Deposits

	As of
	March 31,		December 31,
	2020		2019
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$110,801	13.35%	$109,548	14.01%
Interest-bearing deposits:
NOW/IOLA accounts	31,586	3.81%	32,866	4.20%
Money market accounts	121,629	14.66%	86,721	11.09%
Reciprocal deposits	62,384	7.52%	47,659	6.09%
Savings accounts	112,318	13.53%	115,751	14.80%
Total savings, NOW, reciprocal, and money market	327,917	39.52%	282,997	36.18%
Certificates of deposit of $250K or more	81,486	9.82%	84,263	10.77%
Brokered certificates of deposit	51,661	6.23%	76,797	9.82%
Listing service deposits	55,842	6.73%	32,400	4.14%
Certificates of deposit less than $250K	202,034	24.35%	196,038	25.08%
Total certificates of deposit	391,023	47.13%	389,498	49.81%
Total interest-bearing deposits	718,940	86.65%	672,495	85.99%
Total deposits	$829,741	100.00%	$782,043	100.00%

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	March 31,	December 31,
	2020	2019
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,327	$2,312
Owner occupied	1,069	1,009
Multifamily residential	—	—
Nonresidential properties	3,228	3,555
Construction and land	—	1,118
Nonmortgage loans:
Business	—	—
Consumer	—	—
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$6,624	$7,994

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$276	$467
Owner occupied	2,185	2,491
Multifamily residential	—	—
Nonresidential properties	653	646
Construction and land	—	—
Nonmortgage loans:
Business	—	—
Consumer	—	—
Total non-accruing troubled debt restructured loans	3,114	3,604
Total nonaccrual loans	$9,738	$11,598
Total nonperforming assets	$9,738	$11,598

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,730	$5,191
Owner occupied	2,359	2,090
Multifamily residential	—	—
Nonresidential properties	1,300	1,306
Construction and land	—	—
Nonmortgage loans:
Business	—	14
Consumer	—	—
Total accruing troubled debt restructured loans	$7,389	$8,601
Total nonperforming assets and accruing troubled debt restructured loans	$17,127	$20,199
Total nonperforming loans to total net loans	1.00%	1.21%
Total nonperforming assets to total assets	0.85%	1.10%
Total nonperforming assets and accruing troubled debt restructured loans to total assets	1.49%	1.92%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2020			2019
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$975,499	$12,782	5.27%	$935,877	$12,095	5.24%
Available-for-sale securities	18,218	83	1.83%	23,790	86	1.47%
Other (3)	38,220	165	1.73%	33,714	201	2.42%
Total interest-earning assets	1,031,937	13,030	5.07%	993,381	12,382	5.06%
Non-interest-earning assets	37,467			34,441
Total assets	$1,069,404			$1,027,822
Interest-bearing liabilities:
NOW/IOLA	$29,026	$38	0.53%	$28,407	$26	0.37%
Money market	160,471	618	1.54%	113,354	564	2.01%
Savings	113,710	35	0.12%	122,559	40	0.13%
Certificates of deposit	379,154	1,827	1.93%	419,108	1,956	1.89%
Total deposits	682,361	2,518	1.48%	683,428	2,586	1.53%
Advance payments by borrowers	7,980	1	0.05%	7,709	1	0.05%
Borrowings	108,640	587	2.17%	50,570	333	2.67%
Total interest-bearing liabilities	798,981	3,106	1.56%	741,707	2,920	1.60%
Non-interest-bearing liabilities:
Non-interest-bearing demand	108,646	—		110,644	—
Other non-interest-bearing liabilities	2,968	—		5,056	—
Total non-interest-bearing liabilities	111,614	—		115,700	—
Total liabilities	910,595	3,106		857,407	2,920
Total equity	158,809			170,415
Total liabilities and total equity	$1,069,404		1.56%	$1,027,822		1.60%
Net interest income		$9,924			$9,462
Net interest rate spread (4)			3.51%			3.46%
Net interest-earning assets (5)	$232,956			$251,674
Net interest margin (6)			3.87%			3.86%
Average interest-earning assets to interest-bearing liabilities			129.16%			133.93%

(1)	Annualized where appropriate.
(2)	Loans include loans and loans held for sale.
(3)	Includes FHLBNY demand account and FHLBNY stock dividends.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.